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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported):
                                DECEMBER 14, 1999

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                             DIGITAL RECORDERS, INC.
             (Exact name of registrant as specified in its charter)



   NORTH CAROLINA                      1-13408                  56-1362926
(State of Incorporation)         (Commission File No.)       (I.R.S. Employer
                                                            Identification No.)




                          4018 PATRIOT DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27703
                    (Address of principal executive offices)



                                 (919) 361-2155
              (Registrant's telephone number, including area code)


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ITEM 5.         OTHER EVENTS

         Effective December 14, 1999, Digital Recorders, Inc. (the "Company") adopted a rights agreement designed to prevent any potential acquiror from gaining control of the Company without fairly compensating the stockholders and to protect the Company from unfair or coercive takeover attempts. The plan was not adopted in response to any specific effort to acquire the Company.

         The Board of Directors approved the declaration of a dividend of one right for each outstanding share of the Company's common stock on the record date of December 27, 1999. Each of the rights, which are not currently exercisable, entitles the holder to purchase 1/1000th of a share of the Company's newly designated Series D Junior Participating Preferred Stock at an exercise price of $20. Until exercisable, the rights are represented by and traded with the Company's common stock and no separate certificates for the rights will be issued.

         In general, the rights will become exercisable only if any person or group of affiliated persons makes a public announcement that it has acquired 15% or more of the Company's stock or that it intends to make or makes a tender offer or exchange offer for 15% or more of the Company's stock. Under certain circumstances, each holder of a right (other than the person or group who acquired 15% or more the Company's stock) is entitled to purchase shares of the Company's common stock having a market value equal to two times the exercise price. If, after a person has acquired 15% or more of the Company's common stock, the Company is acquired in a merger or other business combination transaction or there is a sale or transfer of a majority of the Company's assets or earning power, each holder of a right is entitled to purchase shares of the acquiring Company's common stock having a market value equal to two times the exercise price.

         The rights may be redeemed by the Company for $.001 per right prior to the acquisition of ownership of 15% or more of the Company's stock and the rights will expire in ten years. The rights distribution is not taxable to shareholders. As soon as practicable after the record date, a summary of the plan will be mailed to each stockholder of record on the record date.

         The rights agreement, together with the exhibits thereto consisting of the form of designation of preference for the new Series D Preferred Stock, the form of rights certificate which would be used if the rights became exercisable and the summary of the agreement, are being filed on a Form 8-A on or about the same date as this Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DIGITAL RECORDERS, INC.



Date: December 16, 1999        By: /s/ Lawrence Taylor
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                                   Lawrence Taylor, Chief Financial Officer and
                                   Vice President


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